Exhibit 99.1

Company Contact: Shane Harrison +1 503.498.3162

FLIR Systems Announces $250 Million Notes Offering

PORTLAND, OR, August 16, 2011 — FLIR Systems, Inc. (NASDAQ: FLIR) today announced it has priced a public offering of $250 million aggregate principal amount of 3.75% notes due September 1, 2016. FLIR expects to receive net proceeds of approximately $248 million, after deducting underwriting discounts and estimated offering expenses. The proceeds from the sale of the notes are expected to be used for general corporate purposes, which may include funding for working capital, investments in or extensions of credit to our subsidiaries, capital expenditures, repurchases of stock, and acquisitions. The offering is expected to close on August 19, 2011.

Merrill Lynch, Pierce, Fenner & Smith Incorporated and Barclays Capital Inc. are acting as joint book-running managers for the offering.

The public offering is being made pursuant to an effective shelf registration statement on form S-3 on file with the U.S. Securities and Exchange Commission.

The offering of notes may be made only by means of a prospectus and prospectus supplement. A copy of the prospectus and prospectus supplement relating to the securities can be obtained from Merrill Lynch, Pierce, Fenner & Smith Incorporated at 100 West 33rd Street, 3rd Floor, New York, NY 10001, attention: Syndicate Operations, telephone: 1-800-294-1322, email: dg.prospectus_requests@baml.com; and from Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Ave., Edgewood, NY 11717, telephone: 1-888-603-5847, email: barclaysprospectus@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy FLIR’s notes or any other securities, nor shall there be any sale of securities mentioned in this press release in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About FLIR Systems

FLIR Systems, Inc. is a world leader in the design, manufacture, and marketing of sensor systems that enhance perception and awareness. The Company’s advanced thermal imaging and threat detection systems are used for a wide variety of imaging, thermography, and security applications, including airborne and ground-based surveillance, condition monitoring, research and development, manufacturing process control, search and rescue, drug interdiction, navigation, transportation safety, border and maritime patrol, environmental monitoring, and chemical, biological, radiological, nuclear, and explosives (CBRNE) detection.

Forward-Looking Statements

The statements in this release, including the statements regarding the public offering of the senior notes, the terms of these notes, and the anticipated use of proceeds, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates, and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including the following: changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, the Company’s continuing compliance with US export control laws and regulations, the timely receipt of export licenses for international shipments, constraints on supplies of critical components, excess or shortage of production capacity, the ability to manufacture and ship the products in the time period required, actual purchases under agreements, the Company’s continuing compliance with US export control laws and regulations, the timely receipt of export licenses for international shipments, the continuing eligibility of the Company to act as a federal contractor, the amount and availability of appropriated government procurement funds, and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release or for changes made to this document by wire services or Internet service providers.